Exhibit 23.5

235 Peachtree Street, NE Suite 1800 Atlanta, GA 30303	404 588 4200 wipfli.com

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of The First Bancshares, Inc. of our report dated April 29, 2022, relating to the consolidated financial statements of Heritage Southeast Bancorporation, Inc. and Subsidiary, appearing elsewhere in this proxy statement/prospectus.

We also consent to the reference to our firm under the heading “Experts”.

Atlanta, Georgia
October 11, 2022